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                                                                   EXHIBIT 10.13

THIS AGREEMENT MADE EFFECTIVE THE 20TH DAY OF AUGUST, 2004.

Between:

         Laidlaw International, Inc., a Delaware corporation ("Laidlaw")

                                       and

                      Beth Byster Corvino (the "Executive")

WHEREAS, Laidlaw desires to employ the Executive and the Executive desires to be employed by Laidlaw;

NOW THEREFORE, the parties have agreed that the terms and conditions of the relationship shall be as follows:

ARTICLE 1 -- DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

(a) "Agreement" means this employment agreement, as amended from time to time.

(b) "Base Salary" means the salary of record paid to the Executive as annual salary, and as further indicated in paragraph (a) of Article 4 (Compensation).

(c)      "Board" means the Board of Directors of Laidlaw.

(d)      "Cause" means the Executive's:

         (i) Willful and continued failure to perform substantially the Executive's duties with Laidlaw after Laidlaw delivers to the Executive written demand for substantial performance, specifically identifying the manner in which the Executive has not substantially performed his duties;

         (ii)     Conviction of an indictable offense; or

         (iii) Willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to Laidlaw.

         For purposes of this paragraph and Article 13, no act or omission by the Executive shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of Laidlaw.

(e)      "Committee" means the Compensation Committee of the Board.

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(f)      "Effective Date" means August 20, 2004.

(g)      "Executive" shall mean Beth Byster Corvino.

(h) "Laidlaw" shall mean Laidlaw International Inc., a Delaware corporation, including any and all subsidiaries or any successor thereto.

ARTICLE 2 -- TERM OF THE AGREEMENT

The term of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with the provisions of this Agreement.

ARTICLE 3 -- TITLE; COMMENCEMENT OF EMPLOYMENT; REPORTING

The Executive shall serve as the Senior Vice President, General Counsel and Corporate Secretary of Laidlaw. The Executive shall report to the Chief Executive Officer.

ARTICLE 4 -- COMPENSATION

(a) Unless otherwise provided, all dollar amounts set forth in this Agreement shall be in United States Dollars. The Base Salary of the Executive for her services is established by the Committee at the annualized rate of $320,000. The Base Salary shall be payable twice monthly on the 15th business day and the last business day of each month. The Base Salary shall be reviewed annually during Laidlaw's normal review period. The review will be undertaken by assessing the Executive's achievement of the overall objectives established by the Committee in consultation with the Executive and with regard to the market rates of remuneration paid for similar duties and responsibilities.

(b) The Executive will be eligible to participate in Laidlaw's Short Term Incentive Plan. For the fiscal year commencing September 1, 2004, the Executive's target bonus shall be 60% of Base Salary and the maximum bonus shall be 120% of Base Salary. The Executive's right to receive any bonus under Laidlaw's Short Term Incentive Plan shall be determined based only upon quantitative measurements established by the Committee after consultation with the Executive and as set forth in accordance with Laidlaw's Short Term Incentive Plan.

(c) The Executive shall participate in The Supplemental Executive Retirement Plan sponsored by Laidlaw for the benefit of its employees.

(d) Subject to approval by the Committee, the Executive will be eligible to receive grants of stock options from time to time. Such stock options will be on terms and conditions established by the Committee after consultation with the Executive.

ARTICLE 5 -- BENEFITS

(a)      AUTOMOBILE

         Laidlaw will provide the Executive with a monthly allowance of One Thousand Dollars ($1,000.00) for expenses incurred by the Executive for an automobile and its

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         related operating expenses. Laidlaw shall also reimburse the Executive for reasonable gas and insurance expenses as incurred, provided that the Executive provides to Laidlaw an itemized written account and receipts acceptable to Laidlaw.

(b)      EXPENSES

         It is understood and agreed that the Executive will incur expenses in connection with her duties under this Agreement, including, but not limited to, travel expenses, home facsimile expenses, personal computer expenses and telephone expenses. Laidlaw shall reimburse the Executive for any such expenses provided that the Executive provides to Laidlaw an itemized written account and receipts acceptable to Laidlaw.

(c)      VACATION

         The Executive shall be entitled to six (6) weeks vacation during each calendar year. The vacation shall be taken at the discretion of the Executive with the understanding that the Executive will take into account business needs and operations in scheduling vacation. All vacation earned must be taken by the end of the calendar year following accrual or it is forfeited.

(d)      WELFARE BENEFITS

         The Executive shall be entitled to those welfare benefit coverages as are offered by Laidlaw to its employees generally (such as medical insurance, dental insurance, short and long-term disability insurance and group term life insurance), all in accordance with the employee benefit plans and policies maintained by Laidlaw for the benefit of employees of Laidlaw, and as amended from time to time.

(e)      CLUB MEMBERSHIP

         Laidlaw will reimburse the Executive for the one-time initiation fee in one business club that the Executive will use in connection with Laidlaw's business. Laidlaw will also reimburse the Executive for ongoing annual dues and business-related expenses incurred by the Executive in connection with the Executive's membership in such business club.

(f)      PROFESSIONAL EXPENSES

         Laidlaw will reimburse the Executive for up to Five Thousand Dollars ($5,000.00) annually for expenses incurred by the Executive in connection with the Executive's tax preparation and financial planning.

ARTICLE 6 -- TERMINATION OF EMPLOYMENT

(a) The parties understand and agree that this Agreement and the Executive's employment hereunder may be terminated in the following manner in the specified circumstances:

         (i) By the Executive, at any time, for any reason, on the giving of 90 days' written notice to Laidlaw. Laidlaw may waive notice, in whole or in part, upon immediate payment to the Executive of the Executive's Base Salary for such portion of the 90-day notice period as is waived by Laidlaw.

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         (ii)     By Laidlaw, in its absolute discretion, without any notice or pay in lieu thereof, for Cause.

         (iii) By Laidlaw, in its absolute discretion and for any reason, without Cause. Upon such termination, Laidlaw shall (A) continue to pay the Executive her Base Salary in effect at the time of such termination for a period of 24 months following such termination, (B) provided such termination is following the second anniversary of her employment with Laidlaw (or any predecessor thereto) pay the Executive a monthly amount equal to one-twelfth of the Executive's target bonus in effect at the time of Executive's termination of employment for a period of 24 months following such termination, and (C) shall continue to provide the Executive medical insurance, dental insurance and term life insurance for a period of 24 months after termination, or, if such benefits cannot be provided by Laidlaw, Laidlaw shall pay to the Executive an equivalent lump sum cash amount in lieu of such benefits.

         In order to receive the entitlement under this paragraph, the Executive must undertake to sign a release in a form satisfactory to Laidlaw, fully releasing Laidlaw from further claims upon payment of the amounts stipulated herein. However, the form of release shall not require that the Executive give up any rights of indemnity which the Executive may have had as against Laidlaw for acts carried out by the Executive in the ordinary course of Laidlaw's business.

(b) The Executive agrees that during employment pursuant to this Agreement and for twenty-four (24) months following termination without Cause of her employment by Laidlaw and payment of the severance payment amount and benefit continuation as detailed in subparagraph (iii) of paragraph
         (a) of Article 6 (Termination of Employment), she will not solicit or accept business with respect to products competitive with those of Laidlaw from any of Laidlaw's customers, wherever situated, and she shall not either individually or in partnership, or jointly in conjunction with any other person, entity or organization, as principal, agent, consultant, lender, contractor, employer, employee, investor, shareholder, or in any other manner, directly or indirectly, advise, manage, carry on, establish, control, engage in, invest in, offer financial assistance or services to, or permit her name to be used by any business that competes with the then-existing business of Laidlaw, provided that the Executive shall be entitled, for investment purposes, to purchase and trade shares of a public company which are listed and posted for trading on a recognized stock exchange and the business of which public company may be in competition with the business of Laidlaw, provided that the Executive shall not directly or indirectly own more than five percent (5%) of the issued share capital of the public company, or participate in its management or operation, or in any advisory capacity within the time limits set out herein.

         For purposes of the obligations set out herein, the business of Laidlaw shall mean the provision of contract bus services for school bus transportation throughout Canada and the United States and municipal and paratransit bus transportation within the United States, inter-city and tourism bus transportation throughout North America and healthcare transportation services and emergency management services in the United States.

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(c)      The Executive further agrees that for a period of twenty-four (24)
         months following termination of employment, however caused, she will not solicit for hire or rehire, or take away, or cause to be hired, or taken away, any employee of Laidlaw.

ARTICLE 7 -- AUTHORITY

(a) The Executive shall support the Chief Executive Officer in carrying out the general or specific instructions and directions of the Chief Executive Officer and the Board and together with the Chief Executive Officer in doing so, may enter into contracts, engagements or commitments of every nature or kind, in the name of and on behalf of Laidlaw, and may engage, employ and dismiss all managers and other employees and agents of Laidlaw, subject to the by-laws and charter documents of the Company and the authority given her by the Company from time to time.

(b) The Executive shall conform to all lawful instructions and directions given to her by the Chief Executive Officer and the Board and obey and carry out the by-laws of Laidlaw.

ARTICLE 8 -- SERVICE

(a) The Executive, throughout the term of her employment, shall devote her full time and attention to the business and affairs of Laidlaw, and shall not undertake any other business or occupation or, unless approved by the Chief Executive Officer, become either (i) an officer, employee or agent of any other company or firm which is a commercial venture or (ii) a director of more than two companies or firms which are commercial ventures.

(b) The Executive shall well and faithfully serve Laidlaw and use her best efforts to promote the interests thereof and shall not disclose any information she may acquire in relation to Laidlaw's business, the private affairs or trade secrets of Laidlaw, techniques and concepts, and other confidential information concerning the business, operations or financing of Laidlaw, to any person other than the Board, or for any purposes other than those of Laidlaw, either during the term of her employment under this Agreement or after such term.

ARTICLE 9 -- CHANGE IN CONTROL

(a) If a change in control (as defined in the Change in Control Agreement) occurs, the rights and obligations of the Executive and Laidlaw shall be in accordance with the Change in Control Agreement attached as Appendix A.

(b) In order to receive the entitlement under this paragraph, the Executive must undertake to sign a release in a form satisfactory to Laidlaw, fully releasing Laidlaw from further claims upon payment of the amounts stipulated in Appendix A. However, the form of release shall not require that the Executive give up any rights of indemnity which the Executive may have had as against Laidlaw for acts carried out by the Executive in the ordinary course of Laidlaw's business.

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If a change in control occurs and Executive receives all payments under the
Change in Control Agreement, the Executive hereby waives any rights she may have to any payments or other benefits under this Agreement, including any severance payments.

ARTICLE 10 -- ASSIGNMENT OF RIGHTS

The rights which accrue to Laidlaw under this Agreement shall pass to their affiliates, successors or assigns. The rights of the Executive under this Agreement are not assignable or transferable in any manner but flow to the Executive's estate and heirs.

ARTICLE 11 -- NOTICES

All notices and other communications required or permitted hereunder, or necessary or convenient in connection herewith, shall be in writing and shall be deemed to have been given when hand delivered, delivered by facsimile or mailed by registered mail as follows (provided that notice of change of address shall be deemed given only when received):

If to Laidlaw, to:

         Laidlaw International, Inc.
         55 Shuman Boulevard, Suite 400
         Naperville, IL 60563

If to the Executive, at such address as Executive provides to Laidlaw from time to time as part of his personnel records, or to such other names or addresses as Laidlaw or the Executive shall designate by notice to the other in the manner specified in this paragraph.

ARTICLE 12 -- LIABILITY INSURANCE

Laidlaw shall maintain the Executive's liability insurance in accordance with Laidlaw's corporate policy and applicable law.

ARTICLE 13 -- INDEMNIFICATION

Laidlaw agrees that if the Executive is made a party to any action, suit, proceeding or any other claim whatsoever, by reason of the fact that the Executive is or was a director, officer, employee or agent of Laidlaw, or is or was serving at the request of Laidlaw as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the basis of such claim is the Executive's alleged action in an official capacity while in service as a director, officer, employee or agent of Laidlaw, the Executive shall be indemnified and held harmless by Laidlaw to the fullest extent legally permitted or authorized by Laidlaw's certificate of incorporation or bylaws or Board resolutions against all expenses, liability and loss, including, without limitation, legal fees, fines or penalties and amounts paid or to be paid in settlement, all as reasonably incurred by the Executive in connection therewith, and such indemnification shall continue as to the Executive even after the Executive has ceased to be a director, officer, employee or agent of Laidlaw, and shall inure to the benefit of the Executive's heirs, executors and administrators.

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ARTICLE 14 -- WITHHOLDING OF TAXES

Laidlaw shall be entitled to withhold from any amounts payable under this Agreement all taxes as legally shall be required pursuant to applicable federal, state or local laws. Laidlaw shall not be obligated to compensate the Executive for the payment of such taxes.

ARTICLE 15 -- SEVERABILITY

If any provision of this Agreement or the application thereof to anyone, or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

ARTICLE 16 -- ENTIRE AGREEMENT

This Agreement, including Appendix A hereto, constitutes the entire agreement between the parties with respect to the employment and appointment of the Executive and any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to the employment and appointment of the Executive by Laidlaw, are terminated and cancelled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any previous agreement; provided, however, that this does not terminate or cancel the separate indemnification agreement between Laidlaw and the Executive.

ARTICLE 17 -- AMENDMENT, WAIVER, ETC.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and Laidlaw. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

ARTICLE 18 -- HEADINGS

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

ARTICLE 19 -- COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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ARTICLE 20 -- GENDER AND NUMBER

Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular, the singular shall include the plural.

ARTICLE 21 -- GOVERNING LAW

This Agreement shall be governed by the internal law, and not the laws of conflicts, of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 20th day of August, 2004.

                                    LAIDLAW INTERNATIONAL INC.

                                    BY:_________________________________________
                                    NAME: KEVIN E. BENSON
                                    TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                    EXECUTIVE

                                    ____________________________________________
                                    BETH BYSTER CORVINO

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